UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☒    Definitive Additional Materials
☐    Soliciting Material under Rule 14a-12

Stratus Properties Inc.
————————————————————————————————————
(Name of registrant as specified in its charter)

Not Applicable
(Name(s) of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check all boxes that apply):
☒    No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 24, 2023

Dear Stockholder:

We have previously sent to you proxy materials for the Stratus Properties Inc. 2023 Annual Meeting of Stockholders to be held on May 11, 2023. To date, we have not received your proxy. Your Board of Directors recommends that you vote FOR all of the Class I director nominees in Proposal 1, and FOR Proposals 2, 3 and 4.

Your vote is important, no matter how many or how few shares you may own. To ensure that your shares are represented at the meeting, please vote today by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you have received this letter by email, you may also vote by simply clicking on the “VOTE NOW” button in the email.

Thank you for your support.

Very truly yours,

/s/ Kenneth N. Jones

Kenneth N. Jones
General Counsel and Secretary

Dear Stockholder:

The 2023 Annual Meeting of Stockholders of Stratus Properties Inc. is fast approaching, and according to our latest records, we have not received your vote. Your Board of Directors recommends that you vote FOR all of the Class I director nominees in Proposal 1, and FOR Proposals 2, 3 and 4.

To ensure that your shares are represented at the meeting, please take a moment to vote your shares TODAY by telephone or via the Internet using the instructions below. You may also sign, date and return the enclosed proxy card in the postage-paid envelope provided. If you have received this letter by email, you may also vote by simply clicking on the “VOTE NOW” button in the email.

Thank you for your support.

Very truly yours,

/s/ Kenneth N. Jones

Kenneth N. Jones
General Counsel and Secretary